Exhibit 10.4

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”) is dated as of September 11, 2025, by and among Corre Partners Management, LLC, a Delaware limited liability company (“Corre”); Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP, each a Cayman Islands exempted limited partnership (such entities, collectively with Corre, the “Holders”), as shareholders of Team, Inc., a Delaware corporation (“Company”); Company; and InspectionTech Holdings LP, a Delaware limited partnership (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor are entering into a Securities Purchase Agreement, dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Purchase Agreement”), providing for, among other things, the issuance of the Warrants and, if applicable, the Delayed Draw Warrants (each, as defined in the Purchase Agreement and collectively, as used in this Agreement, the “Warrants”) to the Investor on the terms and subject to the conditions of the Purchase Agreement;

WHEREAS, as of the date hereof, the Holders, collectively, are the Beneficial Owner (as defined below) of 1,587,296 shares of Common Stock, par value $0.30 per share, of Company (the “Company Common Stock”) (such shares of Company Common Stock the “Covered Securities”), without giving effect to the shares of Company Common Stock issuable upon exercise of the common stock purchase warrants held by the Holders;

WHEREAS, concurrently with the execution and delivery of the Purchase Agreement, and as a condition and an inducement to the Investor entering into the Purchase Agreement, the Holders are entering into this Agreement with respect to the Covered Securities; and

WHEREAS, the Investor and Company desire that the Holders agree, and the Holders are willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Covered Securities, and to vote its Covered Securities in a manner so as to facilitate the approval of the issuance of shares of Company Common Stock in connection with the exercise of the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

Section 1.1 Definitions.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a Person’s (as defined in the Purchase Agreement) beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” means Persons who Beneficially Own the referenced securities.

“Transfer” means any direct or indirect sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Covered Securities Beneficially Owned by the Holders; provided that Transfer shall not include any direct or indirect transfer of equity or other interests in the Holders by its equityholders that would not reasonably be expected to impede, interfere with or delay the performance by Holders of their obligations under this Agreement.

ARTICLE II

AGREEMENT TO RETAIN COVERED SECURITIES

Section 2.1 Transfer and Encumbrance of Covered Securities.

(a) From the date hereof until the Termination Date (as defined below), except as contemplated or permitted by this Agreement (including Section 2.1(b)), the Holders shall not, and shall cause their controlled (as defined in the Purchase Agreement) Affiliates not to, with respect to any Covered Securities Beneficially Owned by the Holders, (i) Transfer any such Covered Securities or (ii) deposit any such Covered Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Securities or grant any proxy or power of attorney with respect thereto, or subject any such Covered Securities to any arrangement with respect to the voting of the Covered Securities; provided that the foregoing shall not restrict (i) any Transfer by the Holders where the transferee agrees in writing with (or for the benefit of) the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company or (ii) any Transfer (or series of Transfers) involving an aggregate of less than 100,000 shares of Company Common Stock.

(b) Notwithstanding Section 2.1(a), the Holders may: (i) Transfer Covered Securities to one or more Affiliates (A) who are a party to an agreement with the Investor and Company with substantially similar terms as this Agreement or (B) if, as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to the Investor and Company prior to the consummation of such Transfer; or (ii) Transfer Covered Securities with the prior written consent of both the Investor and Company (which consent may be granted or withheld by the Investor and Company in its and their sole discretion).

Section 2.2 Additional Purchases; Adjustments. The Holders agree that any additional shares of capital stock or other equity of Company that the Holders purchase or otherwise acquire or with respect to which the Holders otherwise acquire voting power or Beneficial Ownership of after the execution of this Agreement and prior to the Termination Date (including any shares of Company Common Stock issued upon exercise of the common stock purchase warrants held by the Holders) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Covered Securities as of the date hereof (and shall be deemed “Covered Securities” for all purposes hereof) and the Holders shall promptly notify both Company and the Investor of the existence of any such after-acquired Covered Securities. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Company affecting the Covered Securities, the terms of this Agreement shall apply to the resulting securities.

Section 2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Covered Securities in violation of this Article II shall, to the fullest extent permitted by Law (as defined in the Purchase Agreement), be null and void ab initio, with no further action required by or on behalf of Company or the Investor. In furtherance of the foregoing, the Holders hereby agree to authorize Company to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Covered Securities in violation of this Agreement. If any involuntary Transfer of any of the Holders’ Covered Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Securities subject to all of the restrictions, liabilities and rights under this Agreement.

ARTICLE III

AGREEMENT TO VOTE

Section 3.1 Agreement to Vote.

(a) Prior to the Termination Date, the Holders irrevocably and unconditionally agree that such Holders shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting), however called, of Company’s shareholders, appear at such meeting (in person or by proxy) or otherwise cause the Covered Securities to be counted as present thereat for purpose of establishing a quorum and vote, or cause to be voted at such meeting, or by written consent in connection with any written consent of Company’s shareholders, all Covered Securities:

(i) in favor of the approval of the issuance of shares of Company Common Stock in connection with the exercise of the Warrants pursuant to the terms set forth in the Purchase Agreement, and any other proposal necessary for consummation of the transactions contemplated by the Purchase Agreement and the Shareholders Agreement (any such meeting, a “Company Shareholder Meeting”); and

(ii) (A) against any action, proposal, transaction or agreement that would reasonably be expected to (1) impede, interfere with or delay the consummation of any of the transactions contemplated by the Purchase Agreement, the Shareholders Agreement or this Agreement, (2) result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Company or any of its Subsidiaries (as defined in the Purchase Agreement) under the Purchase Agreement, the Shareholders Agreement or the Holders under this Agreement or (3) change in any manner the voting rights of any class of shares of Company (including any amendments to Company’s Governing Documents (as defined in the Purchase Agreement)), other than as contemplated by the Purchase Agreement or with Investor’s prior written consent, and (B) in favor of any proposal to adjourn or postpone any Company Shareholder Meeting to a later date if there are not sufficient votes to approve the issuance of shares of Company Common Stock in connection with the exercise of the Warrants and any other proposal necessary for consummation of the transactions contemplated by the Purchase Agreement or the Shareholders Agreement.

(b) Any attempt by the Holders to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) the Covered Securities in contravention of this Section 3.1 shall be null and void ab initio. If any of the Holders is the Beneficial Owner, but not the holder of record, of any Covered Securities, such Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Covered Securities in accordance with this Section 3.1.

(c) Notwithstanding anything to the contrary in this Agreement, the Holders shall remain free to vote (or execute consents or proxies with respect to) the Covered Securities with respect to any matter other than as set forth in Section 3.1(a) in any manner the Holders deem appropriate.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Corre Board Rights Agreement. The Board Rights Agreement, dated as of June 16, 2023, by and among Company and the Holders (the “Corre Board Rights Agreement”) is hereby amended in accordance with Exhibit A.

Section 4.2 Further Assurances. The Holders agree that, during the term of this Agreement, and without additional consideration, the Holders shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Investor or Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

Section 4.3 Fiduciary Duties. The Holders are entering into this Agreement solely in each of the Holders’ capacity as the record or Beneficial Owner of the Covered Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holders or any of the Holders’ designees, as applicable, serving in his or her capacity as a director of Company (or a Subsidiary of Company). The taking of any actions (or failures to act) by the Holders or the Holder’s designees, as applicable, serving as a director of Company or a Subsidiary of Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

Section 4.4 Waiver of Actions. The Holders hereby knowingly and voluntarily agree not to commence, join in, and agree to take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against the Investor or Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement, the Shareholder Agreement or the Purchase Agreement or the consummation of the transactions contemplated hereby and thereby, including, but not limited to, any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provisions of this Agreement, the Shareholder Agreement or the Purchase Agreement or (b) alleging a breach of any fiduciary duty of any of the members of Company’s Board of Directors in connection with the negotiation and entry into this Agreement, the Shareholder Agreement, the Purchase Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waive any claim or rights whatsoever with respect to any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDERS

Section 5.1 Representations and Warranties. The Holders hereby represent and warrant to the Investor as follows:

(a) Ownership. As of the date of this Agreement, (i) the Holders have, with respect to the Covered Securities set forth in the second recital to this Agreement, Beneficial Ownership of and good and valid title to such Covered Securities, (ii) the Covered Securities constitute all of the shares of Company Common Stock owned of record or Beneficially Owned by the Holders (without giving effect to the shares of Company Common Stock issuable upon exercise of the common stock purchase warrants held by the Holders), and all of the Covered Securities are held by the Holders free and clear of all encumbrances (other than restrictions created by this Agreement, the Purchase Agreement or Company’s certificate of incorporation or bylaws or transfer restrictions of general applicability as may be provided under the Securities Act 1933, as amended, or the “blue sky” laws of the various states of the United States), (iii) other than this Agreement, (A) there are no agreements or arrangements of any kind, contingent or otherwise, to which any of the Holders is a party obligating the Holders to Transfer or cause to be Transferred to any person any of the Covered Securities and (B) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Securities and (iv) the Holders have sole and exclusive right to vote with respect to the Covered Securities.

(b) Organization; Authority. Each of the Holders is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holders have full power and authority and are duly authorized to make, enter into and carry out the terms of this Agreement and to perform the Holders’ obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holders and (assuming due authorization, execution and delivery by the Investor and Company) constitutes a valid and binding agreement of the Holders, enforceable against the Holders in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law)) and, assuming the making of any filings and receipt of any authorizations as may be required under applicable Law (including the Exchange Act), no other action is necessary to authorize the execution and delivery by the Holders or the performance of the Holders’ obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holders of this Agreement will not (i) assuming the making of any filings and receipt of any authorizations as may be required under applicable Law (including the Exchange Act), violate any provision of any Law applicable to the Holders (including any order, judgment or decree applicable to the Holders or any of their Affiliates); or (ii) conflict with, or result in a breach or default (or an event that with notice or lapse of time or both would become a default), or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance over any of the Covered Securities under, any agreement or instrument to which the Holders or any of their Affiliates is a party or any term or condition of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or comparable organizational documents, as applicable, except in each case of clauses (i) and (ii) where such violation, conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holders’ ability to satisfy the Holders’ obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holders of this Agreement, and the performance of the Holders’ obligations hereunder, do not require the Holders or any of their Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority (as defined in the Purchase Agreement), except such filings required to be made with the U.S. Securities and Exchange Commission pursuant to Section 13 of the Exchange Act.

(e) Absence of Litigation. To the knowledge of the Holders, as of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against, or threatened in writing against any of the Holders that would reasonably be expected to prevent or materially impair the performance by the Holders of their obligations under this Agreement.

(f) Absence of Other Voting Agreements. Except as contemplated or permitted by this Agreement (including Section 2.1(b)), (i) neither the Holders nor any of their Affiliates have entered into any voting agreement or voting trust with respect to the Covered Securities and (ii) neither the Holders nor any of their Affiliates have granted, a proxy or power of attorney with respect to the Covered Securities or otherwise subjected the Covered Securities to any arrangement with respect to voting of the Covered Securities, in either case, which is inconsistent with the Holders’ obligations pursuant to this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party; provided that, notwithstanding anything to the contrary in this Agreement, none of the parties will be liable for, and none of the parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits. Except to the extent a named party to this Agreement undertakes a specific obligation in this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

Section 6.2 Disclosure.

(a) The Holders consent to and authorize the publication and disclosure by the Investor and Company of the Holders’ identities and holding of Covered Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release (provided that such publication or disclosure in any press release is required by applicable Law or the Holders have given their prior written consent with respect to such publication or disclosure), the proxy statement and any other disclosure document required in connection with this Agreement, the Purchase Agreement and the transactions contemplated by the Purchase Agreement; provided that, in each case, to the extent permitted by applicable Law, the Holders are provided a reasonable opportunity to review and comment thereon prior to any such publication or disclosure.

(b) The Holders agree that, during the term of this Agreement, such Holders shall not make any public announcement regarding this Agreement, the Purchase Agreement, the transactions contemplated thereby or hereby or any matter related to the foregoing, without the prior written consent of the Investor (not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by applicable Law (including stock exchange rules, including an amendment to its Schedule 13D), in which case the disclosing Holders shall, to the extent permitted by applicable Law, first allow the Investor a reasonable opportunity to review such announcement or communication and have the opportunity to comment thereon and such disclosing Holders shall consider such comments in good faith; (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.2; (iii) announcements and communications to Governmental Authorities in connection with registrations, declarations and filings required to be made as a result of this Agreement and the Purchase Agreement; and (iv) ordinary course disclosure and communication to existing or prospective general or limited partners, equityholders, members, managers, directors, officers, employees, investors, investment committees and similar bodies and auditors of any of the Holders or any Affiliate of any of the Holders or any such other Person, in each case, who are subject to customary confidentiality restrictions.

Section 6.3 Termination. This Agreement shall terminate upon the earliest of (a) immediately after the completion of the first meeting of the Company’s shareholders after the date hereof (whether special or annual) at which approval for the issuance of shares of Company Common Stock in connection with the exercise of the Warrants and any other proposal necessary for consummation of the transactions contemplated by the Purchase Agreement or the Shareholder Agreement is submitted to the vote of the Company’s stockholder (and provided that, in the event the Company has not called a special meeting within 60 days of the date of this Agreement for such purpose, the Holders shall have the right to require the Company to promptly call such meeting), (b) the first date on which no Warrant or any commitment under the Purchase Agreement to purchase any Delayed Draw Warrants remains outstanding, (c) the date of any material breach of the Purchase Agreement by the Investor that is not cured within five (5) days thereof following notice by the Company and (d) September 30, 2026 (the earliest of such dates, the “Termination Date”); provided that Section 4.1 and this Section 6.3 through Section 6.18 shall survive termination of this Agreement for any reason. Neither the provisions of this Section 6.3 nor the termination of this Agreement shall relieve any party hereto from any liability of such party for Willful Breach to any other party incurred prior to such termination. For purposes hereof, “Willful Breach” shall mean a material breach that is a consequence of an intentional act or failure to take an act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) is reasonably likely to constitute a breach of this Agreement.

Section 6.4 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto.

Section 6.5 Reliance. The Holders understand and acknowledges that the Investor is entering into the Purchase Agreement in reliance upon the Holders’ execution and delivery of this Agreement.

Section 6.6 Extension; Waiver. The parties hereto may, to the extent permitted by applicable Law:

(a) extend the time for the performance of any of the obligations or acts of the other party hereunder;

(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that, in each case, such waiver is made in writing and signed by the party (or parties) against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party hereto to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party. No waiver by any of the parties hereto of any default, misrepresentation or breach of representation, warranty, covenant or other agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 6.7 Expenses. All fees and expenses (including reasonable and documented attorneys’ fees) incurred by the Holders in connection with (i) this Agreement and the transactions contemplated hereby, including for the avoidance of doubt in connection with the Holders’ review of this Agreement, the Purchase Agreement and any other documentation in connection with the transactions contemplated hereby and thereby, and (ii) the enforcement of their rights under the Corre Warrants (as defined in the Corre Board Rights Agreements), in each case shall be paid by the Company. The Holders shall also be entitled to the indemnification rights set forth in Exhibit B.

Section 6.8 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“email”) (but only if confirmation of receipt of such email is requested and received; provided that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

if to the Holders, to:

c/o Corre Partners Management, LLC

12 East 49th Street, 40th Floor

New York, New York 10017

Phone: (646) 863-7190

Email: operations@correpartners.com and correstatements@sscinc.com

With copies (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue New York,

New York 10019-6099

Attention: Brian Lennon

Email: blennon@willkie.com

if to Company, to:

Team, Inc.

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

Attention: Nelson M. Haight and James C. Webster

Email: Nelson.Haight@teaminc.com and James.Webster@TeamInc.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention: Matthew Pacey and Billy Vranish

Email: matt.pacey@kirkland.com and billy.vranish@kirkland.com and if to the Investor, to:

InspectionTech Holdings LP

c/o Stellex Capital Management LLC

900 Third Avenue, 25th Floor

New York, NY 10022

Attention: Olivia Zhao and Tom Cassidy

Email: ozhao@stellexcapital.com and tcassidy@stellexcapital.com

With a copy (which shall not constitute notice) to:

Latham & Watkins, LLP

1271 Avenue of Americas

New York, NY 10020

Attention: Peter Sluka and Andrew Blumenthal

Email: peter.sluka@lw.com and andrew.blumenthal@lw.com

Section 6.9 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day (as defined in the Purchase Agreement), the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to an “Affiliate” of any Person mean any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that, notwithstanding anything to the contrary set forth herein, neither of Company, the Investor nor any of their respective Subsidiaries shall be deemed to be an Affiliate of any of the Holders.

Section 6.10 No Presumption Against Drafting Party. Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, including via email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 6.12 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 6.13 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 6.14 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof and thereof.

Section 6.15 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF, OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DELAWARE GENERAL CORPORATION LAW, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE

TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.15.

Section 6.16 Assignment. Except as set forth in Article II, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 6.17 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties hereto. Accordingly, prior to any termination of this Agreement pursuant to Section 6.3, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction pursuant to Section 6.15, in each case in accordance with this Section 6.17, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 6.17. Each party hereto further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.17, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.18 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

COMPANY:

TEAM, INC.

By:	/s/ James C. Webster
Name:	James C. Webster
Title:	Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Voting and Support Agreement]

INVESTOR:

InspectionTech Holdings LP

By:	/s/ Olivia Zhao
Name:	Olivia Zhao
Title:	Principal

[Signature Page to Voting and Support Agreement]

HOLDERS:

Corre Partners Management LLC

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

Corre Opportunities Qualified Master Fund, LP

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

Corre Horizon Fund, LP

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

Corre Horizon II Fund, LP

By:	/s/ John Barrett
Name:	John Barrett
Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

Exhibit A

Section 2.2 of the Corre Board Rights Agreement is hereby amended by adding the following as the last sentence of Section 2.2(a) (the defined terms set forth below are as defined in the Corre Board Rights Agreement):

The Investors hereby irrevocably waive, for so long as the Shareholders Agreement, dated as of September 11, 2025, among Company, Stellex Capital Management LLC and InspectionTech Holdings LP, as the same may be amended from time to time (the “Shareholders Agreement”), remains in effect, their Proportional rights to nominate an additional Investor Director upon the increase in the size of Company’s Board of Directors to eight and nine members in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, dated as of September 11, 2025, between the Company and the purchasers named in Schedule I thereto (as the same may be amended or supplemented from time to time, the “Purchase Agreement”); provided that, in the event that the size of the Company’s Board of Directors is not reduced to eight members within 30 days of the date of the Purchase Agreement, the foregoing waiver shall automatically terminate as it relates to the ninth position on the Company’s Board of Directors; provided, further, that, in the event that the number of Investor Directors (as defined in the Shareholders Agreement) that the Investors (as defined in the Shareholders Agreement) are entitled to designate is reduced by one or two for any reason, including as a result of failure to maintain the Warrants Threshold Amount or Preferred Equity Threshold Amount (each as defined in the Shareholders Agreement), the foregoing waiver shall automatically terminate sequentially as it relates to each such respective position on the Company’s Board of Directors.

Exhibit B

Defined terms used below that are not defined herein shall have the meanings set forth in the Shareholders Agreement, dated as of September 11, 2025, among Company, Stellex Capital Management LLC and InspectionTech Holdings LP, as the same may be amended from time to time.

(a) The Company agrees to indemnify, to the extent permitted by law, the Holders, their officers and directors and agents and each Person who Controls the Holders (collectively, “Indemnitees”) in respect of any losses, claims, damages, liabilities and expenses (including documented out-of-pocket attorneys’ fees and expenses) as a result of any third party claim brought or made against such Indemnitee(s) by any stockholder, lender or other contractual counterparty of the Company arising out of this Agreement and, for the avoidance of doubt, excluding any claim asserted by the Company, any claim asserted by any Indemnitee against any other Indemnitee or any claim arising solely out of any breach by the Holders of this Agreement or as a result of the Holders’ fraud, gross negligence or intentional misconduct.

(b) Any Person entitled to indemnification herein shall (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the Company) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified party and the Company may exist with respect to such claim, permit the Company to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the Company shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). If the Company is not entitled to, or elects not to, assume the defense of a claim, the Company shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the Company with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. The Company shall not, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Company pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(c) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to clause (d) below) to such party in the event indemnification is unavailable for any reason.

(d) If the indemnification provided under this Exhibit B from the Company is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the Company, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Company and the indemnified party, as well as any other relevant equitable considerations. The amount paid or payable by the Company as a result of the losses claims, damages or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in clause (b) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this clause (d) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this clause (d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution pursuant to this clause (d) from any Person who was not guilty of such fraudulent misrepresentation.